Exhibit 3.39
CERTIFICATE OF INCORPORATION
STOCK CORPORATION
Office of the Secretary of the State
30 Trinity Street / P. O. Box 150470 / Hartford,CT 06115-04 / new 1-97
1. NAME OF CORPORATION
MAGENTA RESEARCH Ltd.
2. TOTAL NUMBER OF AUTHORIZED SHARES:
Twenty Thousand (20,000) Shares of Common Stock
If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below.

CLASS	NUMBER OF SHARES PER CLASS
There shall be one class of stock only.
3.	TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. STAT. SECTION 33-665

The terms, limitations, relative rights and preferences shall be as provided by law.

4.	Purpose: The corporation may engage in any and all lawful businesses.

5.	Duration: The corporation shall have perpetual existence

6.	REGISTERED OFFICE:
The street address of the corporation’s initial registered office is:
115 Long Meadow Hill Road
Brookfield, CT 06804

CERTIFICATE OF INCORPORATION
7. APPOINTMENT OF REGISTERED AGENT

Print or type name of agent:	Agent’s Business/registered office address
Jeffrey B. Trattner	27 Mill Plain Road
Danbury Connecticut 06811

Agent’s Residence address:
52 Ridge Road, C.I.
New Fairfield, Connecticut 06812
Acceptance of Appointment
/s/ Jeffrey B. Trattner
Signature of agent
8. OTHER PROVISIONS:
None.
9. EXECUTIONS
Dated this 23rd day of December 1997.
Certificate must be signed by each incorporator

PRINT OR TYPE NAME OF INCORPORATOR(S)	SIGNATURES	COMPLETE ADDRESS(ES)

Jeffrey B. Trattner		P.O. Box 2298, 27 Mill Plain Road Danbury, CT 06813-2298

CHANGE OF REGISTERED AGENT
DOMESTIC STOCK OR NON-STOCK CORPORATIONS
Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 05/01/2002
1. NAME OF CORPORATION: MAGENTA RESEARCH LTD.
State ID #:0578838
2. APPOINTMENT OF NEW REGISTERED AGENT: (Please select only one A or B)

Print or type name of new agent:	Business address: (P.O. Box is unacceptable)
A. Individual’s Name:

Residence address: (P.O. Box is unacceptable)

B Business Entity:	Address: (P.O. Box is unacceptable)

Corporation Service Company	50 Weston Street
Hartford, CT 06120-1537
Acceptance of appointment
/s/ Andrew W. Prete
Signature of agent
3. EXECUTION:
Dated this 27th day of July, 2006

Andrew W. Prete	Assistant Secretary

Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF AMENDMENT
STOCK CORPORATION
Office of the Secretary of the State

MAILING ADDRESS:	DELIVERY ADDRESS:
Commercial Recording Division	Commercial Recording Division
Connecticut Secretary of the State	Connecticut Secretary of the State
P.O. Box 150470	30 Trinity Street
Hartford, CT 06115-0470	Hartford, CT 06106
860-509-6003	860-509-6003
1. NAME OF CORPORATION
     Magenta Research Ltd.
2. THE CERTIFICATE OF INCORPORATION IS (check A,B or C)
     A. AMENDED
3. TEXT OF EACH AMENDMENT/RESTATEMENT
     Article 2 is Amended by restating Article 2 as follows:
     Total Number of Authorized Shares: Twenty Thousand (20,000) Shares of Common Stock
     There shall be one class of stock only.
This Corporation Shall not issue any class of non-voting equity securities: provided. however that this Article 2 may be amended or eliminated in accordance with applicable law form time to time in effect

4. VOTE INFORMATION (check A, B or C)
☑    C.   The amendment was approved by the board of directors.
               No shareholder approval was required.
5. EXECUTION
Dated this _______ day of December 2009

Edward J. Cooney	Vice President	/s/ Edward J. Cooney
Print or type name of signatory	Capacity of signatory	Signature